EXHIBIT 11

            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                     (in thousands, except per share data)

                                                                                        Years Ended June 30,
                                                                                -------------------------------------
Net income per share was computed as follows:                                 1997              1996             1995
                                                                              ----              ----             ----
  Primary:
    1)  Income (loss) before extraordinary item and
        cumulative effect of changes in accounting principles               $(5,023)           $ 6,504          $ 7,479
    2)  Extraordinary loss on early extinguishment of
        debt (net of income tax benefit of $487)                                                  (795)
                                                                             -------             -----            -----
    3)  Net income                                                          $(5,023)           $ 5,709          $ 7,479
                                                                             =======            ======            =====
    4)  Weighted average common shares outstanding                            7,900              7,248            6,010
    5)  Incremental shares under stock options
        computed under the treasury stock method
        using the average market price of issuer's
        common stock during the periods                                         129                247              185
                                                                                ---             ------           ------
    6)  Weighted average common and common equivalent
        shares outstanding                                                    8,029              7,495            6,195
                                                                              =====             ======            ======
    7)  Income per share before extraordinary item and
        cumulative effect of changes in accounting principles (item 1
        divided by item 6)                                                  $  (.63)           $   .87          $  1.21

    8)  Extraordinary loss on early extinguishment of debt                                        (.11)

                                                                             -------             -----            -----

    9)  Net income per share (item 3 divided by item 6)                     $  (.63)           $   .76          $  1.21
                                                                             =======          ========           ======

  Fully diluted:
    1)  Income (loss) before extraordinary item and
        cumulative effect of changes in accounting principles              $ (5,023)           $ 6,504          $ 7,479

    2)  Extraordinary loss on early extinguishment of
        debt (net of income tax benefit of $487)                                                  (795)


                                                                            -------             ------           ------
    3)  Net income                                                         $ (5,023)           $ 5,709          $ 7,479
                                                                            =======             ======           ======
    4)  Weighted average common shares outstanding                            7,900              7,248            6,010
    5)  Incremental shares under stock options
        computed under the treasury stock method
        using the market price of issuer's common
        stock at the end of the periods if higher
        than the average market price                                           135                247              253
                                                                              ------            ------           ------
    6)  Weighted average common and common equivalent
        shares outstanding                                                    8,035              7,495            6,263
                                                                              =====             ======           ======
    7) Income per share before extraordinary item and
       cumulative effect of changes in accounting principles (item 1
       divided by item 6)                                                  $   (.63)           $   .87          $  1.19
    8) Extraordinary loss on early extinguishment of debt                                         (.11)
                                                                              ------            ------           ------
    9) Net income per share (item 3 divided by item 6)                     $   (.63)           $   .76          $  1.19
                                                                             =======            ======           ======
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